UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2026

The Annual Meeting of Stockholders of Purple Innovation, Inc. will be held on June 9, 2026, at 10:00 a.m. (Mountain Time). This year’s meeting will be conducted exclusively via a live audio webcast. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. If you hold your shares of common stock as a record holder (i.e. shares are in your name), you can register to attend by using the control number found on this Notice of Availability. If you hold your shares in “street name” (i.e. shares held by a broker, bank, or other nominee), you will receive a control number from your broker, bank, or other nominee which you can use to register. In either case, once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions.

PROXY STATEMENT, 2025 ANNUAL REPORT ON FORM 10-K, NOTICE OF ANNUAL MEETING AND PROXY CARD ARE AVAILABLE AT:

https://annualgeneralmeetings.com/prpl2026

Dear Stockholder:

The 2026 Annual Meeting of Stockholders of Purple Innovation, Inc. has been called to consider and act upon the following matters:

Proposal No. 1:        Election of Directors: S. Hoby Darling, Robert DeMartini, Gary DiCamillo, McNeil S. Fiske Jr., Adam Gray, Claudia Hollingsworth, D. Scott Peterson, and Erika Serow.

Proposal No. 2:        Advisory approval of our executive compensation.

Proposal No. 3:        The ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Our Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

This is not a ballot. You cannot use this notice to vote your shares.    This communication presents only an overview of the more complete proxy materials which contain important information and are available to you online or by mail. Complete proxy materials, including the proxy statement, annual report, and proxy card, are available to you on-line at https://annualgeneralmeetings.com/prpl2026 or upon your request by e-mail or first-class mail. We encourage you to access and review all the important information contained in the proxy materials before voting.

You may vote on-line, by mail or via the internet during the Annual Meeting. If you wish to vote on-line, you will need your “Shareholder Control Number” (which can be found in the bottom right-hand corner of this Notice of Availability) and the web address, all of which will be included with or on the proxy card located on the internet website stated above or mailed to you at your request. No other personal information will be required to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote via the internet at the Annual Meeting of Stockholders, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 7, 2026, at 5:00 p.m. Eastern Time. Your proxy card will not be used if you vote at the Annual Meeting. Additional information about attending and voting at the Annual Meeting is available in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 9, 2026

1.      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

2.      The Proxy Statement, 2025 Annual Report on Form 10-K, Notice of Annual Meeting and proxy card are available at https://annualgeneralmeetings.com/prpl2026.

3.      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 26, 2026, to facilitate timely delivery.

To request a paper copy of these items either:

•        Call our toll-free number – 1-800-785-7782; or

•        Visit our website at https://annualgeneralmeetings.com/prpl2026; or

•        Send us an e-mail at cs@pacificstocktransfer.com.

Please clearly identify the items you are requesting, your Bank name, and your name along with the Shareholder Control Number located in the lower right-hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

Todd Vogensen

Chief Financial Officer